THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE FURTHER RESTRICTED AS DESCRIBED HEREIN.

                                  PROCEPT, INC.

                         Common Stock Purchase Warrants

                                  75,000 Shares

            EXERCISABLE UNTIL 5:00 P.M., BOSTON TIME, JANUARY 6, 2002

     This Warrant Certificate certifies that Furman Selz LLC or its registered assigns, is the registered holder of Warrants to purchase initially up to 75,000 fully-paid and non-assessable shares (the "Warrant Shares") of common stock, $0.01 par value ("Common Stock") of Procept, Inc., a Delaware corporation (the "Company"), at any time from January 6, 1997 until 5:00 p.m. Boston time on January 6, 2002 (the "Expiration Date"), unless sooner redeemed pursuant to
Section 8 hereof, at the initial exercise price (the "Exercise Price") of $1.50 per share of Common Stock, subject to the conditions set forth herein. The number of Warrant Shares issuable hereunder and the Exercise Price are each subject to adjustment as provided herein. No Warrant may be exercised after 5:00 p.m., Boston time, on the Expiration Date, after which time all Warrants evidenced hereby, unless exercised prior thereto, shall be void.

1. Certain Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     1.1 The term "Company" shall include Procept, Inc. and any corporation that shall succeed or assume the obligations of Procept, Inc. hereunder.

     1.2 The terms "Warrant" or "Warrants" mean these Warrants and any other warrant or warrants issued in exchange or substitution for, or upon partial exercise of, these Warrants.

     1.3 The term "Holder" means the registered holder(s) of this Warrant Certificate.

2.   Exercise of Warrants.

     2.1 Warrants may be exercised by the Holder hereof, at any time until 5:00 p.m. Boston time on the Expiration Date or 5:00 p.m. Boston Time on the last business day before the Redemption Date (as defined in Section 8), as the case may be, as to the whole or any lesser number of the Warrant Shares covered hereby, by the surrender of this Warrant Certificate (with the election at the end hereof duly executed) to the Company at its main office at 840 Memorial Drive, Cambridge, Massachusetts ("Main Office"), or at such other place as may be designated in writing by the Company, together with a certified or bank check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which such Warrants are being exercised.

     2.2 Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of a Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If a Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant Certificate evidencing such Warrant for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the

Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     2.3 The issuance of any shares or other securities upon the exercise of Warrants and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge (other than payment of the Exercise Price) in respect of such issuance. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. Adjustment of Exercise Price. Subject to the provisions of this Section 3, the Exercise Price in effect from time to time shall be subject to adjustment as follows:

     3.1 If the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its Common Stock by reclassification in connection with a consolidation or merger in which the Company is the continuing corporation, then, in each such case, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise hereof at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder hereof after such time shall be entitled to receive upon exercise hereof the aggregate number and kind of shares that such Holder would have owned upon exercise of this Warrant immediately before such time and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

     3.2 If the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) (i) evidences of its indebtedness, cash or assets (other than ordinary cash dividends paid out of the net profits of the Company for its most recent fiscal year), (ii) rights, options or warrants to subscribe for or purchase Common Stock, or (iii) any equity securities of the Company (other than Common Stock), including any securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 3.6 hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such securities, rights, options, or warrants, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

     3.3 In any case in which this Section 3 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the number of Warrant Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.

     3.4 Whenever there shall be an adjustment as provided in this Section 3, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     3.5 All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments that by reason of this Section 3.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Warrants. If any fraction of a share would be issuable on the exercise of Warrants, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of the Warrants.

     3.6 The Current Market Price per share of Common Stock as of any date shall be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price of the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq, or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

4.   Mergers; Reorganizations.

     4.1 In each case of a consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and that does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of the Warrants (in lieu of the number of Warrant Shares theretofore deliverable) the kind and amount of shares of stock or other securities or property to which a holder of the number of Warrant Shares that would otherwise have been deliverable upon the exercise hereof upon such Reorganization if the Warrants had been exercised in full immediately before such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or before the consummation thereof the successor corporation or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

     4.2 In each case of a reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), and in each case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common

Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately before such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments that shall be as nearly equivalent as practicable to the adjustments required by Section 3.

5. Notice of Certain Events. In case at any time the Company shall propose:

          (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends that are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property described in Section 4; or

          (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days before (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

6.   Warrant Register; Transfers of Warrants.

     6.1 This Warrant Certificate and any new Warrant Certificate issued upon the transfer or exercise in part of any Warrants shall be numbered and shall be registered in a Warrant Register as it is issued. The Company shall be entitled to treat the holder of this Warrant Certificate registered on the Warrant Register as the owner in fact of the Warrants evidenced hereby for all purposes, shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any registration or transfer of a Warrant Certificate that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. Warrants shall be transferable only in the Warrant Register upon delivery of the Warrant Certificate evidencing such Warrants duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced.

     6.2 Upon any registration of transfer, the Company shall deliver to the person entitled thereto a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants in exchange for this Warrant Certificate, subject to the limitations provided herein. This Warrant Certificate may be exchanged, at the option of the Holder hereof, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the reasonable opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, or with any other restrictions set forth herein.

     6.3 The Warrants and Warrant Shares shall be subject to a stop transfer order and the certificate or certificates evidencing the Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

7. Authorized Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants shall, upon receipt by the Company of the full payment therefor, be validly issued, fully paid, nonassessable, and free of preemptive rights.

8. Redemption of Warrants. The Company may, at its option, on 10 days' prior written notice, call for redemption of all (but not less than all) of the outstanding Warrants for an aggregate price of $37,500 (the "Redemption Price"), effective on any date (the "Redemption Date") on or after January 6, 1997, but in no event later than October 6, 1997. The Warrants may be exercised until 5:00 p.m. Boston time on the business day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised before that time, such Warrant shall thereupon cease to be exercisable. The Company will pay the Redemption Price to or as directed by the Holder upon presentation and surrender of this Warrant Certificate at its Main Office, or at such other place as may be designated in writing by the Company.

9.   Miscellaneous.

     9.1 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate (and upon surrender of any Warrant Certificate if mutilated), upon issuance of an indemnity bond if required by the Company, and upon reimbursement of the Company's incidental expenses, the Company shall execute and deliver to the Holder hereof a new Warrant Certificate of like date, tenor and denomination.

     9.2 The Holder hereof shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided herein.

     9.3 This Warrant Certificate and the Warrants shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.


IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as an instrument under seal as of January 6, 1997

PROCEPT, INC.


By: /s/ Michael J. Higgins
--------------------------
        Michael J. Higgins
         Vice President, Finance

Attest:

     /s/ Lynnette C. Fallon
     ----------------------
         Assistant Secretary

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO PROCEPT, INC.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Procept, Inc. and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________________________, whose address is ______________________________________________________________.


Dated: __________
                              .................................................
                              (Signature must conform to the name of holder as specified on the face ofthe Warrant)

                              .................................................
                              (Address)


                              --------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right represented by the within Warrant to purchase ______________________ shares of Common Stock of Procept, Inc. to which the within Warrant relates, and appoints ___________________________________ attorney to transfer such right on the books of Procept, Inc. with full power of substitution in the premises.


Dated: ___________
                              ..................................................
                              (Signature must conform to name of the holder as specified on the face of the Warrant)

                              ..................................................
                              (Address)